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Exhibit 23.1

CONSENT OF SEIGEL SMITH
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form SB-2 for Axtion Foods, Inc., of our report dated October 31, 2001 relating to the June 30, 2001 financial statements of Axtion Foods, Inc., which appears in such Prospectus.

/s/ Seigel Smith LLP
Seigel Smith LLP

January 17, 2002

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CONSENT OF SEIGEL SMITH CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS